Exhibit 5.1

Tel-Aviv, June 19, 2018

Compugen Ltd.
26 Harokmim Street, Holon
Azrieli Center, Building D
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Compugen Ltd., a company limited by shares organized under the laws of the State of Israel (the "Company"), in connection with the offering and sale by the Company of 5,316,457 ordinary shares of the Company, par value NIS 0.01 per share ("Ordinary Shares") and warrants to purchase up to 4,253,165 additional Ordinary Shares (the “Warrants”, and together with the Ordinary Shares – the “Securities”), pursuant to a Registration Statement on Form F-3 (Registration Statement No. 333-213007) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), the prospectus included within the Registration Statement (the “Base Prospectus”) and the  prospectus supplement dated June 14, 2018, filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations of the Act (the "Prospectus Supplement"). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus”.

In connection with this opinion, we have examined and relied, without investigation as to matters of fact, upon the Registration Statement, the Prospectus and the form of Warrant to be filed as an exhibit to a report of the Company on Form 6-K, and the originals or copies, certified to our satisfaction, of such corporate documents, records, certificates, statements and results of inquiries of public officials and officers and representatives of the Company as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We are members of the Israel Bar and we are opining herein as to the effect on the subject offering and sale of the Securities only as to the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that (a) the Company validly exists under the laws of the State of Israel; (b) the Company has the corporate power to authorize, execute, deliver and perform the Securities and has authorized the execution, delivery and performance of the Securities; and (c) upon payment to the Company of the consideration in such amount and form as determined by the Company’s Board of Directors, the Securities described in the Prospectus Supplement, when issued, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit 5.1 to the Company’s Report on Form 6-K, which will be incorporated by reference in the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder and do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, except as set forth above.

Very truly yours, /s/ Shibolet & Co. Shibolet & Co. Advocates & Notaries